Exhibit 99.1

ABERCROMBIE & FITCH CO. REPORTS DECLARATION OF QUARTERLY CASH DIVIDEND OF $0.20 PER SHARE

New Albany, Ohio, August 21, 2015: Abercrombie & Fitch Co. (NYSE: ANF) today reported that on August 20, 2015, the Board of Directors declared a quarterly cash dividend of $0.20 per share on the Class A Common Stock of Abercrombie & Fitch Co., payable on September 9, 2015 to stockholders of record at the close of business on September 1, 2015.

About Abercrombie & Fitch
Abercrombie & Fitch Co. is a leading global specialty retailer of high-quality, casual apparel for men, women and kids with an active, youthful lifestyle under its Abercrombie & Fitch, abercrombie kids and Hollister Co. brands. At the end of the second quarter of fiscal 2015, the Company operated 783 stores in the United States and 171 stores across Canada, Europe, Asia and the Middle East. The Company also operates e-commerce websites at www.abercrombie.com, www.abercrombiekids.com, and www.hollisterco.com.

Investor Contact:
Brian Logan
Abercrombie & Fitch
(614) 283-6877
Investor_Relations@abercrombie.com

Media Contact:
Michael Scheiner
Abercrombie & Fitch
(614) 283-6192
Public_Relations@abercrombie.com